                                                                    EXHIBIT 10.2
                              CLEAR HOLDINGS, INC.
                        INCENTIVE STOCK OPTION AGREEMENT

         THIS INCENTIVE STOCK OPTION AGREEMENT ("Option Agreement") made and entered into this __________ day of _______________, _____ by and between Clear Holdings, Inc., a Georgia corporation (the "Company") and
__________________________ ("Eligible Employee").

                              W I T N E S S E T H:

         In connection with the Plan of Reorganization of Clear Communications Group, Inc. ("Clear Communications"), dated as of July 10, 1998, whereby Clear Holdings, Inc. (the "Company") issued, on a one-for-one basis, shares of its $.0001 par value per share common stock ("Stock") for all of the outstanding shares of Clear Communications' $.0001 par value per share common stock, the Clear Communications Group, Inc. 1997 Stock Option Plan (the "1997 Plan") was assumed by Clear Holdings, Inc. pursuant to Section 8(i) of the 1997 Plan. On August 12, 1998, the 1997 Plan was restated and titled the Clear Holdings, Inc. Amended and Restated 1998 Stock Option Plan (the "Plan"). A copy of the Plan is attached hereto as Exhibit "A" and incorporated herein by reference. Pursuant to the terms of the Plan, the Board of Directors or its designated committee has selected Eligible Employee to participate in the Plan and desires to grant to Eligible Employee certain incentive stock options to purchase shares of Stock, subject to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                       1. INCORPORATION OF PLAN PROVISIONS

         This Option Agreement is subject to and is to be construed in all respects in a manner which is consistent with the terms of the Plan, the provisions of which are hereby incorporated by reference into this Option Agreement. Eligible Employee acknowledges receipt of a copy of the Plan prior to the execution of this Agreement. Unless specifically provided otherwise, all terms used in this Option Agreement shall have the same meaning as in the Plan.

                               2. GRANT OF OPTION

         Subject to the further terms and conditions of this Option Agreement, Eligible Employee is hereby granted a stock option to purchase __________ shares of Stock, effective as of the date first written above. This stock option is intended to be an Incentive Stock Option as provided in ss. 422 of the Internal Revenue Code.


                            3. MARKET PRICE OF STOCK

         The Market Price per share of Stock as of the date this stock option is granted is $__________.

                                4. EXERCISE PRICE

         The Board of Directors has determined that the price for each share of Stock purchased under this Option Agreement shall be $__________ (the "Exercise Price").

                            5. EXPIRATION OF OPTIONS

         The option to acquire Stock pursuant to this Option Agreement shall expire, to the extent not previously fully exercised, upon the first to occur of the following:

         (a) ____________ (the 10th anniversary of the date of grant of the option);

         (b) As to any option or unexercised portion thereof which was otherwise exercisable on the date of termination of Employment;

                  (i) The date which is three (3) months following the date on which Eligible Employee ceases his employment with the Company or any subsidiary of the Company, otherwise than as a result of Eligible Employee's death or permanent and total disability, but in no event after the term provided in paragraph (a) of this Article 5.

                  (ii) The date which is the first anniversary of the date upon which Eligible Employee ceases to be employed by the Company, or any subsidiary of the Company, by reason of Eligible Employee's death or permanent and total disability but in no event after the date provided in paragraph (a) of this Article 5;

         (c) As to any options or portion thereof that were not exercisable on the date Eligible Employee ceases Employment with the Company by reason of death or total disability, and which become exercisable thereafter in the discretion of the Board of Directors, the date which is one (1) year following such termination but in no event after the date provided in paragraph (a) of this Article 5;

                              6. EXERCISE OF OPTION

         Unless options hereunder shall earlier lapse or expire pursuant to
Article 5 hereof, the option to acquire the aggregate number of shares subject to this Option Agreement may be first exercised on the dates and with respect to the aggregate number of shares subject to this Option Agreement as follows:

                  (i)      as of ____________, 1999, ________ shares;

                  (ii)     as of ____________, 2000, an additional __________
                           shares;

                  (iii)    as of ____________, 2001, an additional __________
                           shares;

                  (iv)     as of ____________, 2002, an additional __________
                           shares; and

                  (v)      as of ____________, 2003, an additional __________
                           shares.

         To the extent such options become vested in accordance with the foregoing, Eligible Employee may exercise this stock option, in whole or part, from time to time. The option exercise price may be paid by Eligible Employee either in cash or by surrender of other shares of the Stock held by Eligible Employee for at least six months or a combination of cash and Stock.

                              7. MANNER OF EXERCISE

         This stock option may be exercised, subject to the restrictions contained in Article 8 of the Plan, by written notice to the Secretary of the Company specifying the number of shares to be purchased and signed by Eligible Employee or such other person who may be entitled to acquire Stock under this Option Agreement. If any such notice is signed by a person other than Eligible Employee, such person shall also provide such other information and documentation as the Secretary of the Company may reasonably require to assure that such person is entitled to acquire Stock under the terms of the Plan and this Option Agreement.

         After receipt of the notice and any other assurances requested by the Company under this Article 7, and upon receipt of the full option price, the Company shall issue to the person giving notice of exercise under this Option Agreement the number of shares specified in such notice.

                               8. PLAN TO CONTROL

         The Plan is incorporated in this Option Agreement by this reference. Any question of interpretation or application of the Plan or this Option Agreement shall be resolved by the Board of Directors or its designated committee, and such determination shall be final and binding on the Company and Eligible Employee. In the event of any conflict between the provisions of the Plan and the provisions of this Option Agreement, the Plan shall control.

                                9. BINDING EFFECT

         This Option Agreement shall bind and inure to the benefit of the parties hereto, the successors and assigns of the Company and the person to whom the rights of Eligible Employee are transferred by will or the laws of descent and distribution.

                       10. RESTRICTIONS ON TRANSFERABILITY

         The stock option granted hereunder shall not be transferable by Eligible Employee otherwise than by will or by the laws of descent and distribution, and such stock option shall be exercisable during Eligible Employee's lifetime only by Eligible Employee.

             11. FURTHER RESTRICTIONS ON EXERCISE AND SALE OF STOCK

         Eligible Employee acknowledges and understands that the Stock subject to this Option Agreement is not registered under the Federal Securities Act of 1933, as amended ("Federal Act") or under the Georgia Securities Act of 1973, as amended (the "State Act"). Each option shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The costs of any such listing, registration, qualification, consent or approval shall be paid by the Company. Alternatively, the Company shall not permit any exercise of this stock option unless it receives such representations, factual assurances, and legal opinions as it may deem necessary to determine and document the availability of an exemption from registration under both the Federal Act and the State act with respect to any particular issuance of shares under this Option Agreement. Further, the Board of Directors shall require that Stock issued in respect of any exercise of this stock option shall bear such restrictions on further transfer as shall be necessary to insure the availability of any exemption so claimed.

                              12. RECAPITALIZATION

         In the event that dividends are payable in Stock or in the event there are splits, subdivisions or consolidations of shares of Stock, the number of shares deliverable upon the exercise of any Option granted pursuant to this Option Agreement and the exercise price with respect to such Option shall each be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price, as determined to be appropriate by the Board of Directors or its designated committee.

                               13. REORGANIZATION

         In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in the case of the sale of all or substantially all of the assets of the Company, or in case of a dissolution or liquidation of the Company, or in the case of a sale or exchange of eighty percent (80%) or more of the outstanding stock of the Company by the shareholders of the Company, the Board of Directors of the Company or its designated committee shall upon written notice to Eligible Employee provide that the Option (including the shares not then exercisable) must be exercised within thirty (30) days of the date of such notice or it will be terminated. Notwithstanding anything in this Option Agreement or the Plan to the contrary, nothing shall extend Eligible Employee's right to exercise this Option after the expiration of ten (10) years from the date it is granted.

                                14. GOVERNING LAW

         This Option Agreement shall be interpreted and construed according to and governed by the laws of the State of Georgia.

         IN WITNESS WHEREOF, the Company has caused this Option Agreement to be executed by a duly authorized officer of the Company, and Eligible Employee has executed this Option Agreement as of the date first written above.

                                       CLEAR HOLDINGS, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



                                       "ELIGIBLE EMPLOYEE"



                                       -----------------------------------------
                                       Name: